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                                                                    EXHIBIT 23-2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63370 on Form S-3 of Michigan Consolidated Gas Company, of our report dated February 26, 2002, appearing in the Annual Report on Form 10-K of Michigan Consolidated Gas Company for the year ended December 31, 2001.


/s/  DELOITTE & TOUCHE LLP

Detroit, Michigan
March 28, 2002